UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011 (April 29, 2011)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia		23116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2011, the Board of Directors amended the Bylaws of Owens & Minor, Inc. (the “Company”) to reduce the number of directors constituting the Board of Directors from 13 to 12 to reflect the number of directors comprising the Board following the Annual Meeting of Shareholders on April 29, 2011. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2011 Annual Meeting of Shareholders on April 29, 2011 at which the matters described below were voted upon and approved as indicated. There were 63,740,080 shares of common stock entitled to vote at the meeting and 58,670,798 shares were voted in person or by proxy (approximately 92% of shares entitled to vote).

(1)	Election of 12 directors, each for a one-year term, as follows:

Director	Votes For	Votes Against or Withheld	Broker Non-Votes
A. Marshall Acuff	53,272,043	919,958	4,478,797
J. Alfred Broaddus, Jr.	53,298,293	893,708	4,478,797
Richard E. Fogg	53,538,479	653,522	4,478,797
John W. Gerdelman	53,853,851	338,150	4,478,797
Lemuel E. Lewis	54,028,472	163,529	4,478,797
G. Gilmer Minor, III	53,027,533	1,164,468	4,478,797
Eddie N. Moore, Jr.	53,541,535	650,466	4,478,797
Peter S. Redding	52,790.793	1,401,208	4,478,797
James E. Rogers	53,002,557	1,189,444	4,478,797
Robert C. Sledd	53,312,414	879,587	4,478,797
Craig R. Smith	53,069,463	1,122,538	4,478,797
Anne Marie Whittemore	52,557,946	1,634,055	4,478,797

(2)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
57,637,022	999,508	34,268	0

(3)	Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
53,219,254	591,900	380,847	4,478,797

(4)	Advisory vote on the frequency of a shareholder vote to approve the compensation of our named executive officers as follows:

1-Year	2-Year	3-Year	Abstentions	Broker Non-Votes
49,214,270	206,735	4,430,600	340,396	4,478,797

Consistent with the voting results on frequency of the shareholder advisory vote on executive compensation, the Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of its named executive officers until the next required vote on the frequency of shareholder votes on executive compensation.

Item 8.01.	Other Events.

On May 4, 2011, Mark Van Sumeren, Senior Vice President, Strategy & Business Development, of the Company, adopted a stock trading plan designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under the terms of the plan, Mr. Van Sumeren will sell an aggregate of 20,000 shares on the open market at prevailing prices on specified dates (subject to minimum price thresholds set forth in his plan).

The purpose of Mr. Van Sumeren’s 10b5-1 plan is to allow him to engage in stock trades on pre-arranged dates to avoid concerns about transactions occurring at times when he could possess material non-public information. Transactions under the plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

Except to the extent required by law, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future or to report any modifications or termination of any publicly announced trading plan.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 5, 2011	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company